Press Release August 2, 2017

HollyFrontier Corporation Reports Quarterly Results and Announces Regular Cash Dividend

Dallas, Texas, August 2, 2017 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported second quarter net income attributable to HollyFrontier stockholders of $57.8 million or $0.33 per diluted share for the quarter ended June 30, 2017, compared to net loss of $(409.4) million or $(2.33) per diluted share for the quarter ended June 30, 2016.

The second quarter included several special items that together reduced net income by a total of $58.2 million. On a pre-tax basis, these items included a lower of cost or market inventory valuation charge of $84.0 million, long-lived asset impairment charges of $23.2 million, incremental cost of products sold attributable to our Petro-Canada Lubricants Inc. (“PCLI”) inventory value step-up of $5.1 million and PCLI integration costs totaling $3.7 million, partially offset by a $30.5 million reduction to RINs costs as a result of our Cheyenne refinery's small refinery exemption.

Excluding these items, net income for the current quarter was $116.1 million ($0.66 per diluted share) compared to $49.0 million ($0.28 per diluted share) for the same period of 2016, which excludes net after-tax charges totaling $458.4 million. Special items for the second quarter of 2016 included pre-tax goodwill and asset impairment charges of $654.1 million that was partially offset by a lower of cost or market inventory valuation adjustment of $138.5 million. Adjusted for these items, the increase in net income for the current quarter was principally driven by higher product sales volumes and margins combined with earnings attributable to our recently acquired PCLI operations totaling $12.7 million. For the current quarter, production levels averaged approximately 483,000 barrels per day (“BPD”) and crude oil charges averaged 467,000 BPD. On a per barrel basis, consolidated refinery gross margin was $11.47 per produced barrel, a 29% increase compared to $8.88 for the second quarter of 2016. Total operating expenses for the quarter were $315.7 million compared to $251.3 million for the second quarter of last year and include $52.7 million in costs attributable to our PCLI operations.

HollyFrontier’s President & CEO, George Damiris, commented, “Excellent operational performance, margin improvement and our PCLI operations contributed to stronger earnings for the second quarter of 2017. Thanks to the efforts of HollyFrontier employees, our refining segment reached a new quarterly production record, which drove operating and free cash flow. With no major planned downtime until November, our refineries remain well positioned for strong operational and financial performance for the remainder of the year.”

For the second quarter of 2017, net cash provided by operations totaled $512.8 million. During the period, we declared and paid a dividend of $0.33 per share to shareholders totaling $58.8 million. At June 30, 2017, our cash and cash equivalents totaled $460.3 million, a $330.8 million increase over cash and cash equivalents of $129.5 million at March 31, 2017. Additionally, our consolidated debt was $2,228.0 million. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $991.2 million at June 30, 2017.

HollyFrontier also announced today that its Board of Directors declared a regular quarterly dividend of $0.33 per share. The dividend will be paid on September 20, 2017 to holders of record of common stock on August 23, 2017.

The Company has scheduled a webcast conference call for today, August 2, 2017, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1154338&tp_key=25e3e5850f. An audio archive of this webcast will be available using the above noted link through August 16, 2017.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier, through its subsidiary, owns Petro-Canada Lubricants Inc., whose Mississauga, Ontario facility produces 15,600 barrels per day of base oils and other specialized lubricant products, and also owns a 36% interest (including the 2% general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any recent and future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2016
	2017	2016	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,458,864	$2,714,638	$744,226	27%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,753,440	2,248,155	505,285	22
Lower of cost or market inventory valuation adjustment	83,982	(138,473)	222,455	(161)
	2,837,422	2,109,682	727,740	34
Operating expenses	315,652	251,336	64,316	26
General and administrative expenses	59,576	29,655	29,921	101
Depreciation and amortization	105,282	90,423	14,859	16
Goodwill and asset impairment	19,247	654,084	(634,837)	(97)
Total operating costs and expenses	3,337,179	3,135,180	201,999	6
Income (loss) from operations	121,685	(420,542)	542,227	(129)

Other income (expense):
Earnings of equity method investments	4,053	3,623	430	12
Interest income	176	527	(351)	(67)
Interest expense	(29,645)	(14,251)	(15,394)	108
Gain on foreign currency transactions	10,328	—	10,328	—
Other, net	(528)	128	(656)	(513)
	(15,616)	(9,973)	(5,643)	57
Income (loss) before income taxes	106,069	(430,515)	536,584	(125)
Income tax expense (benefit)	31,996	(38,045)	70,041	(184)
Net income (loss)	74,073	(392,470)	466,543	(119)
Less net income attributable to noncontrolling interest	16,306	16,898	(592)	(4)
Net income (loss) attributable to HollyFrontier stockholders	$57,767	$(409,368)	$467,135	(114)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$0.33	$(2.33)	$2.66	(114)%
Diluted	$0.33	$(2.33)	$2.66	(114)%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	176,147	175,865	282	—%
Diluted	176,302	175,865	437	—%
EBITDA	$224,514	$(343,266)	$567,780	(165)%
Adjusted EBITDA	$306,069	$172,345	$133,724	78%

	Six Months Ended June 30,		Change from 2016
	2017	2016	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$6,539,347	$4,733,362	$1,805,985	38%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	5,394,597	3,873,318	1,521,279	39
Lower of cost or market inventory valuation adjustment	95,805	(194,594)	290,399	(149)
	5,490,402	3,678,724	1,811,678	49
Operating expenses	622,769	503,919	118,850	24
General and administrative expenses	116,646	55,276	61,370	111
Depreciation and amortization	201,322	178,303	23,019	13
Goodwill and asset impairment	19,247	654,084	(634,837)	(97)
Total operating costs and expenses	6,450,386	5,070,306	1,380,080	27
Income (loss) from operations	88,961	(336,944)	425,905	(126)

Other income (expense):
Earnings of equity method investments	5,893	6,388	(495)	(8)
Interest income	995	602	393	65
Interest expense	(56,803)	(26,338)	(30,465)	116
Loss on early extinguishment of debt	(12,225)	(8,718)	(3,507)	40
Gain on foreign currency swaps	24,545	—	24,545	—
Loss on foreign currency transactions	395	—	395	—
Other, net	(263)	193	(456)	(236)
	(37,463)	(27,873)	(9,590)	34
Income (loss) before income taxes	51,498	(364,817)	416,315	(114)
Income tax expense (benefit)	15,207	(15,737)	30,944	(197)
Net income (loss)	36,291	(349,080)	385,371	(110)
Less net income attributable to noncontrolling interest	23,992	39,035	(15,043)	(39)
Net income (loss) attributable to HollyFrontier stockholders	$12,299	$(388,115)	$400,414	(103)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$0.07	$(2.20)	$2.27	(103)%
Diluted	$0.07	$(2.20)	$2.27	(103)%
Cash dividends declared per common share	$0.66	$0.66	$—	—%
Average number of common shares outstanding:
Basic	176,141	176,301	(160)	—%
Diluted	176,490	176,301	189	—%
EBITDA	$296,861	$(191,095)	$487,956	(255)%
Adjusted EBITDA	$391,529	$268,395	$123,134	46%

Balance Sheet Data

	June 30,	December 31,
	2017	2016
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$460,326	$1,134,727
Working capital	$1,073,315	$1,767,780
Total assets	$9,643,035	$9,435,661
Long-term debt	$2,227,951	$2,235,137
Total equity	$5,242,084	$5,301,985

Segment Information

Our operations are organized into three reportable segments, Refining, PCLI and HEP. Our operations that are not included in the Refining, PCLI and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

On February 1, 2017, we acquired PCLI, a Canadian-based producer of lubricant products such as base oils, white oils, specialty products and finished lubricants. The PCLI segment involves production operations, located in Mississauga, Ontario, and marketing of its products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary), a 50% ownership interest in each of the Frontier Pipeline, Osage Pipeline and the Cheyenne Pipeline and a 25% ownership interest in SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	PCLI	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2017
Sales and other revenues	$3,141,137	$309,566	$109,143	$15	$(100,997)	$3,458,864
Operating expenses	$245,265	$52,652	$34,097	$1,322	$(17,684)	$315,652
Depreciation and amortization	$75,656	$7,302	$19,541	$2,990	$(207)	$105,282
Income (loss) from operations	$86,603	$17,511	$52,890	$(34,746)	$(573)	$121,685
Net income (loss)	$86,603	$12,640	$43,260	$(68,378)	$(52)	$74,073
Capital expenditures	$52,190	$8,757	$12,259	$4,087	$—	$77,293

Three Months Ended June 30, 2016
Sales and other revenues	$2,699,022	$—	$94,896	$47	$(79,327)	$2,714,638
Operating expenses	$225,683	$—	$29,212	$1,152	$(4,711)	$251,336
Depreciation and amortization	$72,023	$—	$15,308	$3,299	$(207)	$90,423
Income (loss) from operations	$(436,214)	$—	$47,514	$(31,197)	$(645)	$(420,542)
Net income (loss)	$(436,214)	$—	$39,921	$3,843	$(20)	$(392,470)
Capital expenditures	$105,875	$—	$33,201	$1,396	$—	$140,472

Six Months Ended June 30, 2017
Sales and other revenues	$6,003,213	$511,506	$214,777	$42	$(190,191)	$6,539,347
Operating expenses	$502,380	$88,681	$66,586	$2,335	$(37,213)	$622,769
Depreciation and amortization	$145,324	$12,376	$37,914	$6,122	$(414)	$201,322
Income (loss) from operations	$36,348	$29,905	$105,028	$(81,181)	$(1,139)	$88,961
Net income (loss)	$36,348	$21,056	$71,543	$(92,561)	$(95)	$36,291
Capital expenditures	$99,864	$10,352	$20,524	$6,310	$—	$137,050

Six Months Ended June 30, 2016
Sales and other revenues	$4,698,609	$—	$196,906	$157	$(162,310)	$4,733,362
Operating expenses	$453,512	$—	$56,968	$2,407	$(8,968)	$503,919
Depreciation and amortization	$140,901	$—	$31,337	$6,479	$(414)	$178,303
Income (loss) from operations	$(380,281)	$—	$102,648	$(58,052)	$(1,259)	$(336,944)
Net income (loss)	$(380,281)	$—	$87,293	$(56,060)	$(32)	$(349,080)
Capital expenditures	$210,582	$—	$75,385	$4,078	$—	$290,045

June 30, 2017
Cash, cash equivalents and total investments in marketable securities	$2,311	$68,346	$16,339	$373,330	$—	$460,326
Total assets	$6,354,911	$1,194,478	$1,904,951	$471,367	$(282,672)	$9,643,035
Long-term debt	$—	$—	$1,236,739	$991,212	$—	$2,227,951

December 31, 2016
Cash, cash equivalents and total investments in marketable securities	$49	$—	$3,657	$1,131,021	$—	$1,134,727
Total assets	$6,513,806	$—	$1,920,487	$1,306,169	$(304,801)	$9,435,661
Long-term debt	$—	$—	$1,243,912	$991,225	$—	$2,235,137

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	290,460	270,590	256,370	252,070
Refinery throughput (BPD) (2)	304,840	292,320	263,730	272,240
Refinery production (BPD) (3)	293,860	280,590	263,400	261,340
Sales of produced refined products (BPD)	281,670	264,660	254,830	249,010
Sales of refined products (BPD) (4)	308,280	285,780	281,970	274,000
Refinery utilization (5)	111.7%	104.1%	98.6%	97.0%

Average per produced barrel (6)
Net sales	$65.01	$60.24	$65.76	$53.89
Cost of products (7)	55.63	52.55	57.59	46.13
Refinery gross margin (8)	9.38	7.69	8.17	7.76
Refinery operating expenses (9)	4.48	4.56	5.21	4.95
Net operating margin (8)	$4.90	$3.13	$2.96	$2.81

Refinery operating expenses per throughput barrel (10)	$4.14	$4.13	$5.03	$4.53

Feedstocks:
Sweet crude oil	62%	58%	60%	55%
Sour crude oil	18%	17%	19%	19%
Heavy sour crude oil	15%	17%	15%	19%
Other feedstocks and blends	5%	8%	6%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	47%	50%	48%
Diesel fuels	34%	35%	32%	35%
Jet fuels	6%	6%	7%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	3%	3%	2%
Lubricants	4%	5%	5%	5%
LPG and other	2%	3%	2%	3%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	102,120	101,660	88,370	99,890
Refinery throughput (BPD) (2)	112,720	111,610	96,200	110,370
Refinery production (BPD) (3)	111,240	110,520	94,770	109,020
Sales of produced refined products (BPD)	108,390	110,360	92,460	111,870
Sales of refined products (BPD) (4)	110,350	111,570	100,570	112,660
Refinery utilization (5)	102.1%	101.7%	88.4%	99.9%

Average per produced barrel (6)
Net sales	$65.97	$61.86	$66.46	$53.67
Cost of products (7)	54.63	50.71	56.32	44.66
Refinery gross margin (8)	11.34	11.15	10.14	9.01
Refinery operating expenses (9)	4.96	4.77	5.76	4.50
Net operating margin (8)	$6.38	$6.38	$4.38	$4.51

Refinery operating expenses per throughput barrel (10)	$4.77	$4.72	$5.54	$4.56

Feedstocks:
Sweet crude oil	25%	27%	22%	30%
Sour crude oil	66%	64%	70%	60%
Other feedstocks and blends	9%	9%	8%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	54%	52%	55%
Diesel fuels	42%	41%	41%	40%
Fuel oil	2%	2%	3%	2%
Asphalt	1%	1%	1%	1%
LPG and other	3%	2%	3%	2%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	74,510	56,340	74,610	57,880
Refinery throughput (BPD) (2)	80,740	54,680	82,240	61,950
Refinery production (BPD) (3)	78,110	51,550	79,630	58,900
Sales of produced refined products (BPD)	75,840	56,090	78,300	61,370
Sales of refined products (BPD) (4)	76,070	61,950	78,740	65,960
Refinery utilization (5)	76.8%	67.9%	76.9%	69.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$68.52	$62.26	$67.14	$53.86
Cost of products (7)	49.05	52.22	52.47	45.04
Refinery gross margin (8)	19.47	10.04	14.67	8.82
Refinery operating expenses (9)	10.34	11.48	10.20	10.51
Net operating margin (8)	$9.13	$(1.44)	$4.47	$(1.69)

Refinery operating expenses per throughput barrel (10)	$9.71	$11.78	$9.71	$10.41

Feedstocks:
Sweet crude oil	32%	45%	35%	42%
Heavy sour crude oil	39%	35%	36%	34%
Black wax crude oil	21%	20%	20%	17%
Other feedstocks and blends	8%	—%	9%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	58%	59%	60%
Diesel fuels	33%	36%	33%	34%
Fuel oil	3%	1%	2%	2%
Asphalt	3%	1%	4%	1%
LPG and other	2%	4%	2%	3%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	467,090	428,590	419,350	409,840
Refinery throughput (BPD) (2)	498,300	458,610	442,170	444,560
Refinery production (BPD) (3)	483,210	442,660	437,800	429,260
Sales of produced refined products (BPD)	465,900	431,110	425,590	422,250
Sales of refined products (BPD) (4)	494,700	459,300	461,280	452,620
Refinery utilization (5)	102.2%	96.7%	91.8%	92.5%

Average per produced barrel (6)
Net sales	$65.80	$60.92	$66.17	$53.83
Cost of products (7)	54.33	52.04	56.37	45.58
Refinery gross margin (8)	11.47	8.88	9.80	8.25
Refinery operating expenses (9)	5.54	5.51	6.25	5.64
Net operating margin (8)	$5.93	$3.37	$3.55	$2.61

Refinery operating expenses per throughput barrel (10)	$5.18	$5.18	$6.01	$5.35

Feedstocks:
Sweet crude oil	49%	49%	48%	47%
Sour crude oil	26%	27%	26%	27%
Heavy sour crude oil	16%	15%	15%	16%
Black wax crude oil	3%	2%	4%	2%
Other feedstocks and blends	6%	7%	7%	8%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Consolidated
Sales of produced refined products:
Gasolines	52%	50%	52%	51%
Diesel fuels	36%	37%	34%	36%
Jet fuels	4%	4%	5%	4%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	2%	2%	2%
Lubricants	3%	3%	3%	3%
LPG and other	2%	3%	3%	3%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)
Represents crude charge divided by total crude capacity (BPSD). Effective July 1, 2016, our consolidated crude capacity increased from 443,000 BPSD to 457,000 BPSD upon completion of our Woods Cross Refinery expansion project.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)
Excludes lower of cost or market inventory valuation adjustments of $84.0 million and $138.5 million for the three months ended June 30, 2017 and 2016, respectively, and $95.8 million and $194.6 million for the six months ended June 30, 2017 and 2016, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

PCLI Operating Data

The following table sets forth information about our our PCLI operations for the period from February 1, 2017 (date of acquisition) through June 30, 2017.

	Three Months Ended June 30,	Period From February 1, 2017 Through June 30, 2017
PCLI
Throughput (BPD) (1)	21,470	21,750
Production (BPD) (2)	20,880	21,230
Sales of produced products (BPD)	23,720	20,690

(1)	Throughput represents the barrels per day of feedstocks (principally vacuum gas oil and hydrocracker bottoms) input into our PCLI production facilities.

(2)	Production represents the barrels per day of products yielded from our PCLI production facilities.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding lower of cost or market inventory valuation adjustments and PCLI acquisition and integration costs, incremental cost of products sold attributable to our PCLI inventory value step-up and net gain on foreign currency swaps ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments (ii) incremental cost of products sold attributable to our PCLI inventory value step-up (iii) PCLI acquisition and integration costs (iv) goodwill and asset impairment charges (v) our RINs cost reduction related to our Cheyenne Refinery small refinery exemption and (vi) net gain on foreign currency swaps.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance.

EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$57,767	$(409,368)	$12,299	$(388,115)
Add income tax provision	31,996	(38,045)	15,207	(15,737)
Add interest expense (1)	29,645	14,251	69,028	35,056
Subtract interest income	(176)	(527)	(995)	(602)
Add depreciation and amortization	105,282	90,423	201,322	178,303
EBITDA	$224,514	$(343,266)	$296,861	$(191,095)
Add (subtract) lower of cost or market inventory valuation adjustment	83,982	(138,473)	95,805	(194,594)
Add Incremental cost of products sold attributable to PCLI inventory value step-up	5,089	—	15,327	—
Add PCLI acquisition and integration costs	3,693	—	19,290	—
Add goodwill and asset impairment	19,247	654,084	19,247	654,084
Subtract RINs cost reduction	(30,456)	—	(30,456)	—
Subtract gain on foreign currency swaps	—	—	(24,545)	—
Adjusted EBITDA	$306,069	$172,345	$391,529	$268,395

Adjusted EBITDA attributable to our PCLI segment is calculated as follows:
PCLI income from operations (see segment data on page 6)	$17,511		$29,905
Add depreciation and amortization (see segment data on page 6)	7,302		12,376
PCLI EBITDA	$24,813		$42,281
Add Incremental cost of products sold attributable to PCLI inventory value step-up	5,089		15,327
Adjusted PCLI EBITDA	$29,902		$57,608

(1) Includes loss on early extinguishment of debt of $12.2 million and $8.7 million for the six months ended June 30, 2017 and 2016, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products.

These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$65.80	$60.92	$66.17	$53.83
Times sales of produced refined products (BPD)	465,900	431,110	425,590	422,250
Times number of days in period	91	91	181	182
Produced refined product sales	$2,789,716	$2,389,953	$5,097,194	$4,136,809

Total produced refined product sales	$2,789,716	$2,389,953	$5,097,194	$4,136,809
Add refined product sales from purchased products and rounding (1)	172,841	161,860	433,131	293,460
Total refined product sales	2,962,557	2,551,813	5,530,325	4,430,269
Add direct sales of excess crude oil (2)	121,566	100,782	380,307	191,700
Add other refining segment revenue (3)	57,014	46,427	92,581	76,640
Total refining segment revenue	3,141,137	2,699,022	6,003,213	4,698,609
Add PCLI segment sales and other revenues	309,566	—	511,506	—
Add HEP segment sales and other revenues	109,143	94,896	214,777	196,906
Add corporate and other revenues	15	47	42	157
Subtract consolidations and eliminations	(100,997)	(79,327)	(190,191)	(162,310)
Sales and other revenues	$3,458,864	$2,714,638	$6,539,347	$4,733,362

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$54.33	$52.04	$56.37	$45.58
Times sales of produced refined products (BPD)	465,900	431,110	425,590	422,250
Times number of days in period	91	91	181	182
Cost of products for produced products sold	$2,303,424	$2,041,582	$4,342,282	$3,502,800

Total cost of products for produced products sold	$2,303,424	$2,041,582	$4,342,282	$3,502,800
Add refined product costs from purchased products sold and rounding (1)	172,554	159,155	433,615	297,519
Total cost of refined products sold	2,475,978	2,200,737	4,775,897	3,800,319
Add crude oil cost of direct sales of excess crude oil (2)	121,454	101,719	381,284	193,307
Add other refining segment cost of products sold (4)	32,952	19,463	46,928	31,361
Total refining segment cost of products sold	2,630,384	2,321,919	5,204,109	4,024,987
Add PCLI segment cost of products sold	205,559	—	341,863	—
Subtract consolidations and eliminations	(82,503)	(73,764)	(151,375)	(151,669)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$2,753,440	$2,248,155	$5,394,597	$3,873,318

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.54	$5.51	$6.25	$5.64
Times sales of produced refined products (BPD)	465,900	431,110	425,590	422,250
Times number of days in period	91	91	181	182
Refinery operating expenses for produced products sold	$234,879	$216,163	$481,449	$433,431

Total refinery operating expenses for produced products sold	$234,879	$216,163	$481,449	$433,431
Add other refining segment operating expenses and rounding(5)	10,386	9,520	20,931	20,081
Total refining segment operating expenses	245,265	225,683	502,380	453,512
Add PCLI segment operating expenses	52,652	—	88,681	—
Add HEP segment operating expenses	34,097	29,212	66,586	56,968
Add corporate and other costs	1,322	1,152	2,335	2,407
Subtract consolidations and eliminations	(17,684)	(4,711)	(37,213)	(8,968)
Operating expenses (exclusive of depreciation and amortization)	$315,652	$251,336	$622,769	$503,919

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$5.93	$3.37	$3.55	$2.61
Add average refinery operating expenses per produced barrel	5.54	5.51	6.25	5.64
Refinery gross margin per barrel	11.47	8.88	9.80	8.25
Add average cost of products per produced barrel sold	54.33	52.04	56.37	45.58
Average sales price per produced barrel sold	$65.80	$60.92	$66.17	$53.83
Times sales of produced refined products (BPD)	465,900	431,110	425,590	422,250
Times number of days in period	91	91	181	182
Produced refined product sales	$2,789,716	$2,389,953	$5,097,194	$4,136,809

Total produced refined product sales	$2,789,716	$2,389,953	$5,097,194	$4,136,809
Add refined product sales from purchased products and rounding (1)	172,841	161,860	433,131	293,460
Total refined product sales	2,962,557	2,551,813	5,530,325	4,430,269
Add direct sales of excess crude oil (2)	121,566	100,782	380,307	191,700
Add other refining segment revenue (3)	57,014	46,427	92,581	76,640
Total refining segment revenue	3,141,137	2,699,022	6,003,213	4,698,609
Add PCLI segment sales and other revenues	309,566	—	511,506	—
Add HEP segment sales and other revenues	109,143	94,896	214,777	196,906
Add corporate and other revenues	15	47	42	157
Subtract consolidations and eliminations	(100,997)	(79,327)	(190,191)	(162,310)
Sales and other revenues	$3,458,864	$2,714,638	$6,539,347	$4,733,362

(1)    We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with HFC Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for HFC Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of HFC Asphalt.

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
Chief Financial Officer
Craig Biery, Director,
Investor Relations
HollyFrontier Corporation
214/954-6510